Exhibit 99.2

FOR IMMEDIATE RELEASE

Press Contact:

Holly Burkhart

Spansion, Inc.

+1-408-616-1170

Investor Contact:

Ken Tinsley

Spansion, Inc.

+1-408-616-7837

Spansion Appoints John Kispert as CEO and Director

Industry Veteran Expected to Strengthen Company’s Strategic and Restructuring Initiatives

San Jose, CA, February 4, 2009 – Spansion (Nasdaq: SPSN) announced that it has further strengthened its core management team with the appointment of 15-year semiconductor industry veteran John Kispert as chief executive officer and member of the board of directors, effective today. Kispert, former president and COO of KLA-Tencor, brings significant operational and financial experience to Spansion. As CEO, Kispert expects to intensify Spansion’s strategic and restructuring initiatives to build value for the company’s stakeholders, leveraging the company’s leadership in the Flash memory industry.

“As the new CEO, in addition to the strategic and restructuring initiatives, I plan to create a winning strategy for the company that leverages Spansion’s market leadership, rich intellectual property portfolio, and strong customer relationships,” said Kispert. “My first priority is to ensure that Spansion capitalizes on the company’s tremendous strengths to bring value to our stakeholders.”

On January 15, 2009, Spansion announced it was exploring strategic alternatives for a sale or merger. The company also announced plans to restructure its balance sheet. The objective of the potential strategic alternatives is to build on Spansion’s position as a leading supplier of NOR Flash memory by creating significantly greater scale, and to provide Spansion’s customers with a broader range of more cost-effective memory solutions.

Kispert’s appointment at Spansion follows the resignation of president and CEO Bertrand Cambou.

“We are delighted that John has joined Spansion and we are particularly pleased that the board of directors was able to make this appointment so swiftly following Bertrand’s resignation,” said Boaz Eitan, Spansion interim President. “John is renowned in the semiconductor industry as an experienced, strategic leader with significant financial and operational acumen. I look forward to working closely with him during the transition to accelerate Spansion’s strategic and restructuring initiatives.”

Prior to joining Spansion, Kispert served as the president and COO of KLA-Tencor Corp., a leading semiconductor equipment company. During his 13 years with KLA-Tencor, Kispert held a variety of operations- and finance-related positions, including Chief Financial Officer. At KLA-Tencor, Kispert played an instrumental role in several of the company’s most critical initiatives, including operational and organizational restructuring following the 1997 merger between KLA Instruments and Tencor Instruments. Before joining KLA-Tencor in 1995, Kispert held several senior management positions with IBM. He received his bachelor’s degree in Political Science from Grinnell College and his MBA from the University of California, Los Angeles.

About Spansion

Spansion (NASDAQ: SPSN - News) is a leading Flash memory solutions provider, dedicated to enabling, storing and protecting digital content in wireless, automotive, networking and consumer electronics applications. Spansion, previously a joint venture of AMD and Fujitsu, is the largest company in the world dedicated exclusively to designing, developing, manufacturing, marketing, selling and licensing Flash memory solutions. For more information, visit http://www.spansion.com.

Spansion(R), the Spansion logo, MirrorBit(R), MirrorBit(R) Eclipse(TM), ORNAND(TM), ORNAND2(TM), HD-SIM(TM), Spansion(R) EcoRAM(TM) and combinations thereof, are trademarks of Spansion LLC in the United States and other countries. Other names used are for informational purposes only and may be trademarks of their respective owners.

Cautionary Statement

This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements. These risks and uncertainties include Spansion’s ability to successfully explore, negotiate and conclude any strategic alternative or restructuring. In addition, the instability of the global economy and tight credit markets could continue to adversely impact Spansion’s business in several respects including adversely impacting credit quality and insolvency risk of the company and its customers and business partners, including suppliers and distributors; bookings; and reductions and deferrals of demand for Spansion products. The company urges investors to review in detail the risks and uncertainties discussed in the company’s Securities and Exchange Commission filings, including but not limited to the company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2008. The company undertakes no obligation to make any further announcements regarding the exploration of strategic alternatives or a restructuring unless and until its Board of Directors has approved a specific alternative or plan. No decision on any particular strategic alternative or plan has been reached at this time, and there can be no assurance that the initiation of this process will result in a definitive proposal or agreement, or that the company will ultimately elect to proceed with a particular alternative or plan.